Rosehill Resources Inc. Reports Fourth Quarter and Full Year 2019 Results

HOUSTON, April 14, 2020 /Globe Newswire/ -- Rosehill Resources Inc. (“Rosehill” or the “Company”) (NASDAQ: ROSE, ROSEW, ROSEU) today reported financial and operational results for the fourth quarter and year ended December 31, 2019.

Fourth Quarter 2019 and Current Highlights:

•	Average net production of 22,157 barrels of oil equivalent per day (“BOEPD”) (72% oil and 86% total liquids)

•
Reported a net loss attributable to Rosehill of $17.5 million, or $1.15 per diluted share, for the fourth quarter of 2019, which includes a $22.7 million non-cash, pre-tax loss on commodity derivative instruments

•	Delivered Adjusted EBITDAX (a non-GAAP measure defined and reconciled below) of $57.2 million

•
Reduced combined lease operating and general and administrative expenses (“LOE” and “G&A,” respectively), excluding stock-based compensation, per barrel of oil equivalent (“BOE”) by $2.07, or 21%, compared to third quarter of 2019

•	Reduced capital expenditures to $37 million in the fourth quarter of 2019 compared to $57 million in the third quarter of 2019

•	In early February, placed a three-well pad online on the Kyle 26 lease that achieved a combined IP30 of 1,067 BOEPD per well, or 241 BOEPD per 1,000 feet, and 79% oil

•	In March, placed a five-well pad online on the Z&T 32 lease in Northern Delaware targeting the 2nd Bone Spring Sand interval

•	Commodity derivative portfolio projected settlement value of approximately $153 million and mark-to-market value of approximately $137 million, both as of April 9, 2020

•	In March, halted all drilling and completion activity in light of recent deteriorating global markets and commodity prices

•
The Company is exploring strategic alternatives in support of its objectives to maximize value, position the Company for long-term growth and deleverage its balance sheet, including among other things, a financial restructuring or other deleveraging transaction

Full Year 2019 Highlights

•	Average net production to 20,786 BOEPD (71% oil and 86% total liquids), an increase of 13% compared to 2018

•	Reported a net loss attributable to Rosehill of $23.3 million, or $1.61 per diluted share, which included a $50.7 million non-cash, pre-tax loss on commodity derivative instruments

•	Delivered Adjusted EBITDAX (a non-GAAP measure defined and reconciled below) of $196.7 million

•	Decreased capital expenditures to $238 million, a reduction of $135 million, compared to 2018

Management Comments

David French, Rosehill’s President and Chief Executive Officer, commented, “We continue to be responsive to developments in the current difficult commodity price environment as demonstrated by our recent decision to halt all drilling and completion activities and recent significant staff reduction. This staffing reduction represents approximately $11 million of direct cash general and administrative costs on an annual basis relative to 2019 levels.  Although 2019 cash operating cost levels were held to just over $10 per BOE and operating margins were nearly $30 per BOE, we have elected to withdraw 2020 guidance that we issued in December 2019 until recent market conditions stabilize.  Our focus will be pursing all avenues to manage field costs and dispatching the most economic barrels throughout 2020.

Operational Results

For the fourth quarter of 2019, the Company’s net production averaged 22,157 BOEPD, comprised of 15,843 barrels of oil per day, 3,187 barrels of natural gas liquids (“NGLs”) per day and 18.8 million cubic feet of gas (“MMCF”) per day. Rosehill drilled seven horizontal wells and completed three wells, ending the quarter with five drilled uncompleted wells.

For the full year 2019, the Company’s net production averaged 20,786 BOEPD, comprised of 14,825 barrels of oil per day, 3,060 barrels of NGLs per day and 17.4 MMCF per day. Rosehill drilled 27 horizontal wells and completed 30 wells. On March 19, 2020, the Company announced that it halted future drilling and completion activity for 2020 and had drilled eight wells and completed eight wells to date in 2020.

Northern Delaware - In the Northern Delaware area, the Company drilled six wells and completed two wells in the fourth quarter, bringing the total completed well count for the full year 2019 to 17 wells. The results for certain recently connected wells, along with additional results for wells previously reported, are presented in the table below.

				BOEPD per
Well	Formation	Period	BOEPD	1,000’ LL	Oil %
Kyle 26 B011, B015, A006	2nd Bone Spring - Sand	IP30 (average)	1,067	241	79%
Kyle 26 B007, A001, B001	Lower Wolfcamp A	IP180 (average)	1,089	237	75%
Z&T 32 A005, B006, C006	2nd Bone Spring - Sand	IP180 (average)	682	158	73%

Southern Delaware - In the Southern Delaware, the Company drilled and completed one well in the fourth quarter, bringing the total completed well count for the full year 2019 to 13 wells. The results for certain wells are presented in the table below.

				BOEPD per
Well	Formation	Period	BOEPD	1,000’ LL	Oil %
State Neal Lethco 1210 H001	Wolfcamp A	IP60	516	54	92%
Neal Lethco 41 H5	2nd Bone Spring	IP180	567	132	67%

Financial Results

For the fourth quarter of 2019, the Company reported a net loss attributable to Rosehill of $17.5 million, or $1.15 per diluted share, as compared to net income of $50.2 million, or $2.35 per diluted share, in the fourth quarter of 2018. The fourth quarter of 2019 included a $22.7 million non-cash, pre-tax loss on commodity derivative instruments compared to a $199.4 million non-cash, pre-tax gain on commodity derivative instruments in the fourth quarter of 2018.

For the full year 2019, the Company reported a net loss attributable to Rosehill of $23.3 million, or $1.61 per diluted share, as compared to net income of $26.7 million, or $1.76 per diluted share, in the same period in 2018. The full year 2019 included a $50.7 million non-cash, pre-tax loss on commodity derivative instruments and an $11.1 million pre-tax gain on sale of assets. The full year 2018 included a $108.1 million non-cash, pre-tax gain on commodity derivative instruments.

Adjusted EBITDAX totaled $57.2 million for the fourth quarter of 2019, as compared to $63.6 million in the fourth quarter of 2018. This decrease of 10% was driven primarily by lower production and lower commodity pricing for natural gas and natural gas liquids. Adjusted EBITDAX for full year 2019 was $196.7 million, down from $204.4 million for the same period in 2018. This decrease of 4% was driven primarily by lower commodity pricing for oil, natural gas, and natural gas liquids.

For the fourth quarter of 2019, average realized prices (all prices excluding the effects of derivatives) were $55.07 per barrel of oil, $0.74 per Mcf of natural gas and $11.04 per barrel of NGLs, resulting in a total equivalent price of $41.59 per BOE, up 5% from the fourth quarter of 2018.

Rosehill’s cash operating costs for the fourth quarter of 2019 were $10.67 per BOE, which includes LOE, gathering and transportation, production taxes and G&A and excludes costs associated with stock-based compensation. Fourth quarter cash operating costs per BOE increased 5% as compared to fourth quarter of 2018, primarily attributable to increased G&A. Cash operating costs for the full year 2019 were $11.86 per BOE, a decrease of 4% for the same period in 2018, driven primarily by lower LOE.

Capital Expenditures and Liquidity

During the full year 2019 and the fourth quarter of 2019, Rosehill incurred capital costs, excluding asset retirement costs, of $238.0 million and $36.7 million, respectively. The portion of capital costs related to facilities during the full year 2019 and the fourth quarter of 2019 was $30.1 million and $0.2 million, respectively.

As of December 31, 2019, Rosehill had $3.0 million in cash on hand and $355.5 million in long-term debt, net of discounts. Liquidity comprised of cash on hand and availability under its revolving credit facility was approximately $83.0 million at December 31, 2019. As previously announced, on March 19, 2020 Rosehill fully drew the amount available under its revolving credit facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets and commodity prices. After this draw, Rosehill’s total debt under its credit facility increased to $340 million with total cash on hand of $73 million as of March 19, 2020.

Commodity Hedging

Included below is a summary of the Company’s commodity derivative contracts as of December 31, 2019.

	2020	2021	2022
Commodity derivative swaps
Oil:
Notional volume (Bbls) (1)(2)	1,000,000	—	—
Weighted average fixed price ($/Bbl)	$67.69	$—	$—
Natural gas:
Notional volume (MMBtu)	1,970,368	1,615,792	1,276,142
Weighted average fixed price ($/MMbtu)	$2.75	$2.79	$2.85

Commodity derivative three-way collars
Oil:
Notional volume (Bbls)	3,294,000	4,200,000	2,000,000
Weighted average ceiling price ($/Bbl)	$70.29	$60.40	$61.45
Weighted average floor price ($/Bbl)	$57.50	$54.49	$55.00
Weighted average sold put option price ($/Bbl)	$47.50	$45.51	$45.00

Crude oil basis swaps
Midland / Cushing:
Notional volume (Bbls)	5,254,000	4,200,000	2,100,000
Weighted average fixed price ($/Bbl)	$(0.83)	$0.49	$0.54

Argus WTI roll:
Notional volume (Bbls)	665,650	—	—
Weighted average fixed price ($/Bbl)	$0.40	$—	$—

NYMEX WTI roll:
Notional volume (Bbls)	2,791,102	—	—
Weighted average fixed price ($/Bbl)	$0.42	$—	$—

Natural gas basis swaps
EP Permian:
Notional volume (MMBtu)	2,096,160	—	—
Weighted average fixed price ($/MMBtu)	$(1.03)	$—	$—

(1)
During the second quarter of 2019, the Company entered into commodity derivative swaps where it bought 2,160,000 barrels of crude oil at a weighted average fixed price of $50.48 per barrel to offset commodity derivative swaps for the year ended December 31, 2021, it previously sold 2,160,000 barrels of crude oil at a weighted average fixed price of $61.21 per barrel.

(2)
During the second quarter of 2019, the Company entered into commodity derivative swaps where it bought 1,100,000 barrels of crude oil at a weighted average fixed price of $50.55 per barrel to offset commodity derivative swaps for the year ended December 31, 2022, it previously sold 1,100,000 barrels of crude oil at a weighted average fixed price of $58.42 per barrel.

The Company does not plan to hold a conference call to discuss its fourth quarter financial and operating results.

About Rosehill Resources Inc.

Rosehill Resources Inc. is an independent oil and gas exploration company with assets positioned in the Delaware Basin portion of the Permian Basin.

ROSEHILL RESOURCES INC.
OPERATIONAL HIGHLIGHTS

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018
Revenues:
Oil sales	$80,270	$74,125	$286,710	$271,539
Natural gas sales	1,274	2,706	2,489	9,392
Natural gas liquids sales	3,237	6,174	13,084	20,944
Total revenues	$84,781	$83,005	$302,283	$301,875
Average sales price (1):
Oil (per Bbl)	$55.07	$48.51	$52.99	$55.27
Natural gas (per Mcf)	0.74	1.64	0.39	1.80
NGLs (per Bbl)	11.04	21.14	11.71	23.07
Total (per Boe)	$41.59	$39.60	$39.84	$45.10
Total, including effects of gain (loss) on settled
commodity derivatives, net (per Boe)	$38.73	$40.42	$37.91	$42.79

Net production:
Oil (MBbls)	1,458	1,528	5,411	4,913
Natural gas (MMcf)	1,727	1,654	6,352	5,231
NGLs (MBbls)	293	292	1,117	908
Total (MBoe)	2,038	2,096	7,587	6,693
Average daily net production volume:
Oil (Bbls/d)	15,843	16,604	14,825	13,460
Natural gas (Mcf/d)	18,768	17,981	17,403	14,332
NGLs (Bbls/d)	3,187	3,178	3,060	2,488
Total (Boe/d)	22,157	22,779	20,786	18,337
Average costs (per BOE):
Lease operating expenses	$4.38	$4.63	$4.92	$5.66
Production taxes	2.37	1.90	2.30	2.34
Gathering and transportation	0.59	0.81	0.76	0.74
Depreciation, depletion, amortization and accretion	17.07	17.67	18.18	21.19
Exploration costs	6.26	0.34	2.10	0.65
General and administrative, excluding stock-based compensation	3.33	2.83	3.88	3.58
Stock-based compensation	0.82	0.55	0.83	0.97
(Gain) loss on disposition of property and equipment	(0.01)	0.08	(1.47)	0.07
Total (per Boe)	$34.81	$28.81	$31.50	$35.20

(1) Excluding the effects of realized and unrealized commodity derivative transactions unless noted otherwise

ROSEHILL RESOURCES INC.
STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018
Revenues:
Oil sales	$80,270	$74,125	$286,710	$271,539
Natural gas sales	1,274	2,706	2,489	9,392
Natural gas liquids sales	3,237	6,174	13,084	20,944
Total revenues	84,781	83,005	302,283	301,875
Operating expenses:
Lease operating expenses	8,929	9,695	37,348	37,881
Production and ad valorem taxes	4,828	3,991	17,432	15,635
Gathering and transportation	1,194	1,693	5,756	4,939
Depreciation, depletion, amortization and accretion	34,779	37,031	137,937	141,815
Exploration costs	12,761	715	15,917	4,374
General and administrative	8,463	7,100	35,729	30,469
(Gain) loss on disposition of property and equipment	(11)	174	(11,117)	499
Total operating expenses	70,943	60,399	239,002	235,612
Operating income	13,838	22,606	63,281	66,263
Other income (expense):
Interest expense, net	(5,668)	(5,597)	(25,228)	(19,489)
Gain (loss) on commodity derivative instruments, net	(28,512)	201,157	(65,338)	92,604
Other income (expense), net	11	(3,583)	(660)	(3,254)
Total other income (expense), net	(34,169)	191,977	(91,226)	69,861
Income (loss) before income taxes	(20,331)	214,583	(27,945)	136,124
Income tax (benefit) expense	6,315	12,639	2,143	18,162
Net income (loss)	(26,646)	201,944	(30,088)	117,962
Net income (loss) attributable to noncontrolling interest	(17,223)	143,799	(38,503)	59,926
Net income attributable to Rosehill Resources Inc. before preferred stock dividends	(9,423)	58,145	8,415	58,036
Series A Preferred Stock dividends and deemed dividends	2,093	2,031	8,174	7,938
Series B Preferred Stock dividends, deemed dividends, and return	5,964	5,943	23,590	23,437
Net income (loss) attributable to Rosehill Resources Inc. common stockholders	$(17,480)	$50,171	$(23,349)	$26,661
Earnings (loss) per common share:
Basic	$(1.15)	$3.72	$(1.61)	$3.25
Diluted	$(1.15)	$2.35	$(1.61)	$1.76
Weighted average common shares outstanding:
Basic	15,220	13,477	14,475	8,196
Diluted	15,220	22,229	14,475	46,499

ROSEHILL RESOURCES INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amount)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,991	$20,157
Accounts receivable	34,910	32,338
Derivative assets	10,340	30,819
Prepaid and other current assets	2,393	1,371
Total current assets	50,634	84,685
Property and equipment:
Oil and natural gas properties (successful efforts), net	744,597	666,797
Other property and equipment, net	2,984	2,592
Total property and equipment, net	747,581	669,389
Other assets, net	3,466	4,678
Derivative assets	33,105	58,314
Deferred tax assets	37,726	—
Total assets	$872,512	$817,066
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,922	$21,013
Accounts payable, related parties	209	287
Derivative liabilities	4,016	—
Accrued liabilities and other	26,513	27,335
Accrued capital expenditures	23,031	30,529
Total current liabilities	69,691	79,164
Long-term liabilities:
Long-term debt, net	355,511	288,298
Asset retirement obligations	14,431	13,524
Deferred tax liabilities	1,196	9,278
Derivative liabilities	1,300	696
Liability related to tax receivable agreement	53,809	3,518
Other liabilities	432	140
Total long-term liabilities	426,679	315,454
Total liabilities	496,370	394,618

Mezzanine equity
Series B Preferred Stock; $0.0001 par value, 10.0% Redeemable, $1,000 per share liquidation preference; of the 1,000,000 shares of Preferred Stock authorized, 210,000 shares designated, 156,746 shares issued and outstanding as of December 31, 2019 and 2018	163,026	155,111
Stockholders’ equity
Series A Preferred Stock; $0.0001 par value, 8.0% Cumulative Perpetual Convertible, $1,000 per share liquidation preference; of the 1,000,000 shares of Preferred Stock authorized, 150,000 shares designated, 105,589 and 101,699 shares issued and outstanding as of December 31, 2019 and 2018, respectively	88,551	84,631
Class A Common Stock; $0.0001 par value, 250,000,000 shares authorized and 28,554,526 and 13,760,136 shares issued and outstanding as of December 31, 2019 and 2018, respectively	3	1
Class B Common Stock; $0.0001 par value, 30,000,000 shares authorized, 15,707,692 and 29,807,692 shares issued and outstanding as of and December 31, 2019 and 2018, respectively	2	3
Additional paid-in capital	72,859	42,271
Retained earnings	11,126	26,661
Total common stockholders’ equity	83,990	68,936
Noncontrolling interest	40,575	113,770
Total stockholders’ equity	213,116	267,337
Total liabilities, mezzanine equity and stockholders’ equity	$872,512	$817,066

ROSEHILL RESOURCES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	(30,088)	117,962
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization, accretion and impairment of oil and gas properties	137,937	141,815
Deferred income taxes (benefit)	2,143	18,157
Stock-based compensation	6,301	6,522
(Gain) loss on disposition of property and equipment	(11,117)	499
(Gain) loss on derivative instruments	65,602	(92,534)
Net cash (paid) received in settlement of derivative instruments	(15,294)	(14,683)
Amortization of debt issuance costs	1,943	2,139
Write-off of undeveloped and exploratory costs	12,377	—
Settlement of asset retirement obligations	(7)	(801)
(Gain) loss from revaluation of tax receivable agreement liability	170	3,518
Changes in operating assets and liabilities:
Increase in accounts receivable and accounts receivable, related parties	(2,563)	(14,816)
Decrease (increase) in prepaid and other assets	259	(59)
Increase (decrease) in accounts payable and accrued liabilities and other	(180)	8,526
Increase (decrease) in accounts payable, related parties	(74)	64
Net cash provided by operating activities	167,409	176,309
Cash flows from investing activities:
Additions to oil and natural gas properties	(249,864)	(377,897)
Acquisition of White Wolf	—	(4,005)
Acquisition of land and leasehold, royalty and mineral interest	(1,262)	(15,281)
Proceeds received from disposition of oil and natural gas properties	21,770	—
Additions to other property and equipment	(1,039)	(2,160)
Net cash used in investing activities	(230,395)	(399,343)
Cash flows from financing activities:
Proceeds from revolving credit facility	128,000	274,000
Repayment on revolving credit facility	(62,000)	(80,000)
Proceeds from Class A Common Stock offering	—	40,511
Class A Common Stock offering issuance costs	—	(1,155)
Series B Preferred Stock upfront fees and transaction costs	—	(20)
Debt issuance costs	(799)	(3,330)
Dividends paid on preferred stock	(19,120)	(10,716)
Restricted stock used for tax withholdings	(246)	(749)
Payment on capital lease obligation	(15)	(32)
Net cash provided by financing activities	45,820	218,509
Net increase (decrease) in cash, cash equivalents, and restricted cash	(17,166)	(4,525)
Cash, cash equivalents and restricted cash beginning of period	20,157	24,682
Cash, cash equivalents and restricted cash end of period	$2,991	$20,157

ROSEHILL RESOURCES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)

Supplemental cash flow information and noncash activity:

	Year Ended December 31,
	2019	2018
Supplemental disclosures:
Cash paid for interest	$23,305	$17,065

Supplemental noncash activity:
Asset retirement obligations incurred, net of revision of estimates	$(308)	$4,697
Changes in accrued capital expenditures	7,498	14,516
Changes in accounts payable for capital expenditures	6,712	7,456
Series A Preferred Stock dividends paid-in-kind	4,141	3,971
Series A Preferred Stock cash dividends declared and payable	—	1,015
Series B Preferred Stock dividends paid-in-kind	—	6,120
Series B Preferred Stock cash dividends declared and payable	3,950	2,347
Series B Preferred Stock return	6,386	6,798
Series B Preferred Stock deemed dividend	1,529	1,345

Non-GAAP Measures

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Rosehill’s management and external users of Rosehill’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before interest expense, income taxes, depreciation, depletion, amortization, and accretion, (gains) losses on commodity derivatives excluding net cash receipts (payments) on settled commodity derivatives, stock settled stock-based compensation, exploration costs, gains and losses from the sale of assets and other non-cash operating items. Adjusted EBITDAX is not a measure of net income as determined by United States generally accepted accounting principles (“U.S. GAAP”).

Management believes Adjusted EBITDAX is useful because it allows for more effective evaluation and comparison of Rosehill’s operating performance and results of operations from period to period without regard to the Company’s financing methods or capital structure. Rosehill excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Rosehill’s presentation of Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. Rosehill’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

We have provided below a reconciliation of Adjusted EBITDAX to net income (loss), the most directly comparable U.S. GAAP financial measure.

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2019	2018	2019	2018
	(In thousands)
Net income (loss)	$(26,646)	$201,944	$(30,088)	$117,962
Interest expense, net	5,668	5,597	25,228	19,489
Income tax expense (benefit)	6,315	12,639	2,143	18,162
Depreciation, depletion, amortization and accretion	34,779	37,031	137,937	141,815
Unrealized (gain) loss on commodity derivatives, net	22,691	(199,446)	50,664	(108,086)
Stock settled stock-based compensation	1,675	1,203	6,124	6,477
Exploration costs	12,761	715	15,917	4,374
(Gain) loss on disposition of property and equipment	(11)	174	(11,117)	499
Other non-cash (income) expense, net	17	3,719	(109)	3,667
Adjusted EBITDAX	$57,249	$63,576	$196,699	$204,359

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. All statements, other than statements of historical fact included in this communication, regarding Rosehill’s opportunities in the Delaware Basin, strategy, future operations, expected drilling and completions activity, financial position and liquidity, estimated results of operations, future earnings, future capital spending plans, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “guidance,” “forecast,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

You should not place undue reliance on these forward-looking statements. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements in this communication are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, the Company’s future drilling plans, uncertainty in the global markets, impact of the COVID-19 pandemic, commodity price declines and volatility, inflation, lack of availability of drilling and completion equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the ability to realize the projected value of the derivatives portfolio, the ability of the Company to comply with its debt agreements and preferred equity, the ability of the Company to continue as a going concern, and other risks and uncertainties discussed under the section titled “Risk Factors” in the Company’s Form 10-K, and in other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. Many risks are beyond the Company’s control or unpredictable at this time. For example, as noted in the Company’s Form 10-K for the year ended December 31, 2019, pursuant to accounting principles generally accepted in the United States, certain conditions raise substantial doubt about our ability to continue as a going concern within the next year and one day post issuance of the consolidated financial statements for the year ended December 31, 2019. For more information, please read the Company's Form 10-K filed on April 14, 2020. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this communication. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.
Contact Information:

David L. French	Craig Owen
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
281-675-3400	281-675-3400